Exhibit 23.1

Consent of Stonefield Josephson, Inc., Independent
Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-62549 and 333-67229 of Natrol, Inc. on Form S-8 of our report dated February 7, 2005 relating to the consolidated financial statements and financial statement schedule of Natrol as of and for the year ended December 31, 2004 appearing in the Annual Report on Form 10-K for the year ended December 31, 2004.

Santa Monica, California
July 21, 2005